EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended November 21, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (December 2009 – November 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.7%	2.4%	3.5%	4.4%	-2.3%	-3.9%	0.8%	-3.9%	10.3%	-28.6%	-0.3	-0.5
B**	0.7%	2.4%	3.0%	3.8%	-2.9%	-4.5%	0.1%	-4.5%	10.3%	-29.9%	-0.4	-0.6
Legacy 1***	0.8%	2.5%	5.3%	6.4%	-0.2%	-1.9%	N/A	-1.9%	10.2%	-23.7%	-0.1	-0.3
Legacy 2***	0.8%	2.5%	5.2%	6.3%	-0.4%	-2.2%	N/A	-2.2%	10.2%	-24.4%	-0.2	-0.3
Global 1***	0.8%	2.7%	5.8%	7.0%	0.4%	-2.4%	N/A	-2.4%	9.8%	-21.9%	-0.2	-0.3
Global 2***	0.8%	2.7%	5.6%	6.8%	0.1%	-2.7%	N/A	-2.7%	9.7%	-22.4%	-0.2	-0.4
Global 3***	0.8%	2.6%	4.1%	5.1%	-1.5%	-4.3%	N/A	-4.3%	9.7%	-27.9%	-0.4	-0.6

S&P 500 Total Return Index****	1.2%	2.4%	13.7%	16.6%	20.8%	15.9%	8.0%	15.9%	13.0%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	0.4%	0.7%	19.0%	16.7%	3.6%	7.7%	7.2%	7.7%	11.4%	-15.5%	0.7	1.2
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	28%					28%
Energy	10%	Short	Brent Crude Oil	2.8%	Short	10%	Short	Brent Crude Oil	2.8%	Short
			Crude Oil	1.9%	Short			Crude Oil	1.9%	Short
Grains/Foods	7%	Long	Soybean Meal	1.2%	Long	7%	Long	Soybean Meal	1.2%	Long
			Live Cattle	1.1%	Long			Live Cattle	1.1%	Long
Metals	11%	Short	Gold	4.8%	Short	11%	Short	Gold	4.8%	Short
			Platinum	1.5%	Short			Platinum	1.5%	Short
FINANCIALS	72%					72%
Currencies	23%	Long $	Euro	5.8%	Short	23%	Long $	Euro	5.8%	Short
			Japanese Yen	4.5%	Short			Japanese Yen	4.5%	Short
Equities	27%	Long	S&P 500	4.8%	Long	27%	Long	S&P 500	4.8%	Long
			ASX SPI 200 Index	3.1%	Long			ASX SPI 200 Index	3.1%	Long
Fixed Income	22%	Long	Bunds	5.0%	Long	22%	Long	Bunds	5.0%	Long
			U.S. Treasury Bonds	2.3%	Long			U.S. Treasury Bonds	2.3%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets finished higher, rallied by beliefs upcoming monetary easing in China and Europe will boost demand.  Natural gas markets moved 6% higher following a larger-than-expected decrease in U.S. inventories.  Forecasts for upcoming cold temperatures in the U.S. also played a role in driving prices higher.

Grains/Foods
Corn markets fell in excess of 2% as reports showed progress for this year’s harvest was moving faster than expected.  Soybean prices moved higher because of forecasts for stronger demand.  Coffee prices declined following reports which predicted a larger-than-expected output for Brazil.

Metals
Gold prices increased to a 3-week high after the Chinese government announced an unexpected interest rate cut.  Copper prices fell as Chinese manufacturing activity decreased to a 6-month low.  Nickel futures finished nearly 7% higher due to increased demand for industrial alloys and on reports the Indonesian government reaffirmed its ban on ore exports.

Currencies
The euro fell sharply versus global counterparts in anticipation the European Central Bank will continue to augment monetary stimulus in order to meet Eurozone inflation targets.  The Japanese yen fell to a 7-year low against the dollar after the Federal Open Market Committee suggested its plans to raise interest rates in 2015 were still in place.

Equities
European equity markets increased sharply after the President of the European Central Bank President indicated an upcoming expansion of its quantitative easing initiatives.  U.S. equity markets also finished higher, supported by bullish domestic economic data and on a surprise interest rate cut by China.  The Japanese Nikkei 225 Index finished lower due to weaker-than-expected growth data.

Fixed Income	U.S. Treasury and German Bund markets overcame early-week declines and finished higher due to increased demand for safe-haven assets prompted by concerns surrounding the Eurozone economy.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.